Exhibit 5.1

                [Letterhead of Cadwalader, Wickersham & Taft LLP]

                                December 23, 2004

Wells Fargo Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland  21703

Ladies and Gentlemen:

         We have acted as your counsel in connection with the registration statement (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on December 23, 2004, pursuant to the Securities Act of 1933, as amended (the "Act"). The Registration Statement covers Asset-Backed Certificates ("Certificates") and Asset-Backed Notes ("Notes" and, together with the Certificates, the "Securities") to be sold by Wells Fargo Asset Securities Corporation (the "Company") in one or more series (each, a "Series") of Securities. Each Series of Certificates will be issued under a separate pooling and servicing agreement (each, a "Pooling and Servicing Agreement") among the Company, a trustee to be identified in the Prospectus Supplement for such Series of Certificates (a "Trustee"), Wells Fargo Bank, N.A., as securities administrator, and as identified in the Prospectus Supplement for such Series of Certificates, either Wells Fargo Bank, N.A., as servicer (the "Servicer") or Wells Fargo Bank, N.A. as master servicer (the "Master Servicer"). Each Series of Notes will be issued under a separate indenture (each, an "Indenture") between a Delaware statutory trust formed by the Company and an indenture trustee to be identified in the Prospectus Supplement for such Series of Notes. A form of Pooling and Servicing Agreement and a form of Indenture are included as exhibits to the Registration Statement. Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Registration Statement.

         In rendering the opinions set forth below, we have examined and relied upon the originals, copies or specimens, certified or otherwise identified to our satisfaction, of the Registration Statement and such certificates, corporate and public records, agreements and instruments and other documents, including, among other things, the documents delivered on the date hereof, as we have deemed appropriate as a basis for the opinions expressed below.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. When a Pooling and Servicing Agreement for a Series of Certificates has been duly and validly authorized, executed and delivered by the Company, a Trustee, the Securities Administrator and either the Servicer or the Master Servicer, as identified in the Prospectus Supplement for such Series of Certificates, such Pooling and Servicing Agreement will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors' rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity);

         2. When a Pooling and Servicing Agreement for a Series of Certificates has been duly and validly authorized, executed and delivered by the Company, a Trustee, the Securities Administrator and either the Servicer or the Master Servicer, as identified in the Prospectus Supplement for such Series of Certificates, and the Certificates of such Series have been duly executed, authenticated, delivered and sold as contemplated in the Registration Statement, such Certificates will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to creditors' rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and will be validly issued and outstanding and entitled to the benefits provided by the Pooling and Servicing Agreement;

         3. When an Indenture for a Series of Notes has been duly and validly authorized, executed and delivered by the Delaware statutory trust formed by the Company and an Indenture Trustee, such Indenture will constitute a legal, valid and binding agreement of such Delaware statutory trust, enforceable against such Delaware statutory trust in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors' rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity); and

         4. When an Indenture for a Series of Notes has been duly and validly authorized, executed and delivered by the Delaware statutory trust formed by the Company and an Indenture Trustee, and the Notes of such Series have been duly executed, authenticated, delivered and sold as contemplated in the Registration Statement, such Notes will be legal, valid and binding obligations of such Delaware statutory trust, enforceable against such Delaware statutory trust in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to creditors' rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and will be validly issued and outstanding and entitled to the benefits provided by the Indenture.

         We hereby consent to the filing of this letter as an Exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                           Very truly yours,


                                           /s/ Cadwalader, Wickersham & Taft LLP